                                                                    EXHIBIT 99.7

                         AMERICAN CELLULAR CORPORATION

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

GENERAL

     The pro forma adjustments assume that the out-of-court Restructuring will be accomplished as outlined in this Offering Memorandum and Disclosure Statement. The pro forma adjustments relating to the out-of-court Restructuring are summarized in the following notes and are based upon preliminary assessments of fair value.

     The out-of-court Restructuring assumes that the transactions will be consummated outside of a Chapter 11 case, which is contingent upon a number of conditions as outlined in this Offering Memorandum and Disclosure Statement. If the out-of-court Restructuring is not consummated, we may effect the transactions pursuant to the plan of reorganization, which provides for the reorganization of American Cellular Corporation under Chapter 11 of the Bankruptcy Code. We believe the pro forma impact on continuing operations of an in-court Restructuring will be substantially the same.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

     The Unaudited Pro Forma Consolidated Condensed Balance Sheet includes estimated pro forma adjustments necessary to give effect to the out-of-court Restructuring as if it had occurred on March 31, 2003. The pro forma adjustments have been prepared on the basis that the out-of-court Restructuring will be accomplished outside of Chapter 11 proceedings.

     The pro forma adjustments to the Unaudited Pro Forma Consolidated Condensed Balance Sheet are described as follows:

          (1) Represents the $866.3 million of proceeds, net of all estimated transaction fees and expenses, from the New Senior Notes, less the $879.6 million to pay off of our senior credit facility as of March 31, 2003.

          (2) Elimination of $34.4 million of restricted cash, which remained for interest payments on the existing notes.

          (3) Represents the adjustment to goodwill as a result of the Restructuring. See Note 10 for the description of the purchase price.

          (4) Elimination of $39.4 million of deferred financing costs relating to previous borrowings and the addition of $15.3 million of deferred financing costs related to the issuance of the New Senior Notes.

          (5) Elimination of $31.0 million of accrued interest and $8.1 million of dividends relating to previous debt and preferred stock.

          (6) Elimination of $879.6 million of debt under our senior credit facility and $694.4 million of outstanding existing notes.

          (7) Issuance of the $900 million aggregate principal amount of New Senior Notes.

          (8) Additional deferred tax liability resulting from the utilization of an estimated $300 million of net operating losses in the Restructuring related to the cancellation of existing notes.

          (9) Elimination of $35.0 million of our preferred stock issued to Dobson Communications.

          (10) Represents the $400.0 million of equity in American Cellular from the issuance of Dobson Communications class A common stock at an assumed price of $5.00 per share, $125 million in aggregate liquidation preference of convertible preferred stock and $50 million of cash from Dobson Communications or its subsidiaries.

                         AMERICAN CELLULAR CORPORATION

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     The Unaudited Pro Forma Consolidated Statements of Operations include adjustments necessary to give effect to the out-of-court Restructuring as if the transactions had been consummated on January 1, 2002.

     The pro forma adjustments for the three months ended March 31, 2003 are summarized as follows:

          (1) To reflect:

        - an elimination of $16.6 million of interest expense associated with the retirement of $700 million aggregate principal amount of the existing notes;

        - an elimination of $13.1 million of interest expense associated with paying off the $879.6 million debt outstanding under our senior credit facility;

        - the addition of $19.1 million of interest expense associated with the issuance of the New Senior Notes;

        - the elimination of $1.6 million of interest expense associated with the amortization of deferred financing costs related to the senior credit facility and existing notes; and

        - the addition of $0.5 million of interest expense associated with the amortization of deferred financing costs related to the New Senior Notes.

          (2) To reflect the tax effect of the pro forma adjustments.

          (3) To reflect the elimination of $1.3 million of dividends on our preferred stock.

          (4) To reflect the cancellation of 100 shares of common stock and the issuance of 350 shares of class A and class B common stock as a part of the Restructuring.

     The pro forma adjustments for the year ended December 31, 2002 are summarized as follows:

          (1) To reflect:

        - an elimination of $66.5 million of interest expense associated with the retirement of $700 million aggregate principal amount of the existing notes;

        - an elimination of $49.2 million of interest expense associated with paying off the $879.6 million debt outstanding under our senior credit facility;

        - the addition of $76.5 million of interest expense associated with the issuance of the New Senior Notes;

        - the elimination of $5.7 million of interest expense associated with the amortization of deferred financing costs related to the senior credit facility and existing notes;

        - the addition of $1.9 million of interest expense associated with the amortization of deferred financing costs related to the New Senior Notes; and

        - an elimination of $20.6 million of interest expense associated with our interest rate hedges on our credit facility.

          (2) To reflect the tax effect of the pro forma adjustments.

          (3) To reflect the elimination of $4.7 million of dividends on our preferred stock.

          (4) To reflect the cancellation of 100 shares of common stock and the issuance of 350 shares of class A and class B common stock as a part of the Restructuring.


                                        2